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                                                                   Exhibit 10.33

                 R/3 NATIONAL IMPLEMENTATION PARTNER AGREEMENT

              SAP AMERICA, INC. - CONLEY, CANITANO & ASSOC., INC.


This R/3 National Implementation Partner Agreement (the "Agreement"), made this 2nd day of April, 1996, is by and between Conley, Canitano & Assoc., Inc. ("CCAi"), a Ohio corporation with offices at Signature Square, Suite 390, 25201 Chagrin Boulevard, Beachwood, Ohio 44122, and SAP America, Inc., ("SAP"), a Delaware corporation with its principal place of business at 701 Lee Road, Suite
200. Wayne, Pennsylvania 19087.

                                    RECITALS

A. WHEREAS CCAi and SAP, desiring to work together, in connection with the SAP RI3 National Implementation Partner Program (as defined below), with the goal of furthering the implementation of SAP's R/3 Software System;

B. WHEREAS SAP desires to enhance its capabilities to market and support SAP Products through the use of CCAi's services; and

C. WHEREAS CCAi and SAP desire to formalize their relationship by entering into this Agreement to undertake cooperative efforts for SAP R/3 Products within the SAP CCAi Program.

         NOW, THEREFORE, in reliance upon the foregoing recitals, intending to be legally bound, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CCAi and SAP agree as follows:


1.       DEFINITIONS.

         As used in this Agreement:

         (a) The SAP- CCAi R/3 National Implementation Partner Program (the "R/3 NIP Program") means the business relationship set forth in this Agreement and Appendix A to this Agreement.

         (b) SOFTWARE. Software shall mean all SAP R/3 software, in whole or in part, licensed by SAP AG or SAP America, Inc. in any release, version or correction level and including all improvements, modifications, and extensions thereto; whether in human or machine readable form.

         (c) DOCUMENTATION. Documentation shall mean all human and machine readable materials and copies of SAP manuals, program listings, flow charts, logic diagrams, input and output forms, data models, specifications, and instructions relating to the Software made available to CCAi under this Agreement, or, generally, to SAP end-user licensees.

         (d) R/3 PRODUCTS. R/3 Products shall mean the Software, Documentation and related materials.

         (e) "PROPRIETARY" INFORMATION" means; (i) with respect to SAP, the Software and Documentation and any complete or partial copies thereof, the Program Concepts, SAP licensors' Third-Party Database, any other third-party software licensed with or as part of the Software, benchmark results, and any other information identified or reasonably identifiable as confidential and proprietary information of SAP, SAP AG, or their licensors ("SAP PROPRIETARY" INFORMATION"); and (ii) with respect to CCAi, information identified or reasonably identifiable as the confidential and proprietary information of CCAi ("CCAi PROPRIETARY INFORMATION"); provided that, any part of the SAP or CCAi Proprietary Information which: (a) is or becomes publicly available through no act or failure of the other party; or (b) was or is rightfully acquired by the other party from a source other than the disclosing party prior to receipt from the disclosing party; or (c) becomes independently available to the other party as a matter of right, shall be excluded.

         (f) TERRITORY. Territory shall mean the United States of America.

2.       AUTHORIZATION AND COMMITMENT OF RESOURCES.

         (a) SAP hereby authorizes CCM to offer services as related to R/3 Products to potential users in the Territory under the terms of this Agreement and any Appendices hereto. This authorization does not include maintenance of the R/3 Products, physical installation of the R/3 Products, and training. This authorization is non-exclusive and non-transferable.

         (b) SAP in its sole discretion shall have the right to limit the Territory, the R/3 Products, and the type of customers to be covered by this Agreement, as SAP deems advisable in its sole discretion following reasonable notice and consultation with CCAi. SAP may authorize other parties to offer services as related to the R/3 Products in the Territory as it deems advisable in its sole discretion.

         (c) Services to be provided by either party to its clients and customers are to be contracted for separately by each party, independently of each other, unless otherwise expressly agreed upon in writing between SAP and CCAi for that specific engagement. Each party shall be solely liable to its customers and clients for its own services.

3. SERVICES AND RESPONSIBILITIES OF SAP.

         (a) SAP shall provide to CCAi the Software under the terms of the Appendix A. The Software shall only be used internally by CCAi solely for (i) training of CCAi's personnel who are to work under this Agreement and (ii) for demonstration of the Software to potential prospects upon the prior written consent of SAP. The Software copy provided hereunder may not be used in the operation of the business of CCAi or of any other entity or person.

         (b) Should CCAi desire to license all or any part of the Software for use in the operation of its own business, SAP will license it to CCAi under the terms of SAP's standard end-user license agreement and at SAP's standard license fees then in effect.

         (c) With regard to training for the Software, SAP shall:

         (i) invite CCAi, on a space available basis, at negotiated rates, to SAP regularly scheduled alliance partner training. CCAi shall be responsible for all related travel and living expenses;

         (ii) provide access, on a space available basis, to CCAi for its personnel participating in the R/3 NIP Program to customer training courses generally offered by SAP, such training courses to be available at SAP's current prices and terms;

         (iii) provide marketing-oriented training courses to CCAi on a cost-sharing basis to be agreed upon between the parties; and
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         (d) SAP shall otherwise inform and instruct CCAi as to R/3 Products and provide guidance, as SAP deems necessary in its sole judgment, for CCAi to carry out its responsibilities under this Agreement.

4.       SERVICES AND RESPONSIBILITIES OF CCAi.

         CCAi agrees that it shall:

         (a) acquire as soon as possible and maintain a comprehensive and fundamental knowledge of the R/3 Products and ensure that its employees are technically qualified and sufficiently trained in SAP courses, including ongoing training at SAP, and internally, to provide appropriate advice on the use of the R/3 Products to clients and prospective users of the Software;

         (b) use its best efforts to promote internally the R/3 Products and to offer services as related to the R/3 Products throughout the Territory and ensure that its employees who perform any services hereunder shall have the proper skill, training and background to enable them to demonstrate the R/3 Products in a competent and professional manner, it being understood that CCAi will have no liability to SAP in the event that it fails to successfully promote R/3 Products and related services except as committed to in this Agreement;

         (c) use its best efforts to meet the goals relative to the R/3 NIP Program set out in CCAi's annual business plan, which is attached hereto as Appendix B, and to update such business plan quarterly;

         (d) ensure that it has the necessary number of qualified personnel available according to CCAi's annual business plan attached as Appendix B;

         (e) continually improve its training of all personnel as offered in
Section 3. who are or will be acting under this Agreement;

         (f) use its best efforts to make the R/3 Products known to its customers and potential customers; make every effort to see that the R/3 Products it suggests to each potential customer meet that entity's application requirements; present the R/3 Products using only the product names given by SAP; provide potential customers such marketing materials and nonconfidential information necessary for evaluating the R/3 Products being considered (except as limited by Section 10.(b) below); and, make no warranties, assurances or statements concerning R/3 Product features that are misleading or materially divergent from the descriptive literature supplied by SAP;

         (g) not engage in any business activity, either directly or indirectly, in any manner or capacity, in its own behalf or in behalf of any other person, firm, corporation or organization, nor accept or continue any obligations which may interfere with or impair its ability to perform any of its duties or obligations under this Agreement;

         (h) to the extent it conducts end-user training within its other consultation activities, not offer or conduct end user training which competes with official SAP courses offered by SAP or SAP AG or any other SAP-related entity without prior written authorization from SAP;

         (i) upon invitation by SAP to participate in SAP sponsored marketing events by presenting speeches, providing information to potential prospects (subject to Section 10.(b) below), and assisting, where requested, in the organization and implementation of the events;

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         (j) expressly inform its customers that modifications and extensions to the Software may impair or terminate the maintenance or support services provided by SAP and may nullify the warranty;

         (k) undertake to provide customers with release and version management and migration support as related to the Software throughout the period of productive installation of the Software; and

         (l) dedicate a coordinator with an adequate support structure to act as the central focal point to coordinate activities with SAP and designate a contact person within the support group to be available to SAP who is authorized to act on behalf of CCAi within the scope of this Agreement.

5.       SERVICES AND RESPONSIBILITIES OF THE PARTIES.

         To the extent reasonable under the circumstances, the parties shall undertake the following cooperative activities with respect to identifying and bringing to each other opportunities to promote the R/3 Products:

         (a) Regularly inform each other about general market developments and factors relating to the R/3 Products in the marketplace and current projects and customer implementations in which CCAi is involved; this information shall be designated and treated as Proprietary Information under Section 10. of this Agreement;

         (b) Furnish each other with appropriate information for support and planning purposes; provided, however, that each party reserves the right, in its sole discretion, to determine the content and availability of such information;

         (c) Inform appropriate personnel in their respective organizations of the existence of this Agreement;

         (d) Subject to confidentiality constraints, endeavor to keep each other appraised about new products and services;

         (e) Exchange such other information and conduct such other activities as the parties agree will carry out the intent of this Agreement.

6.       GENERAL REPRESENTATIONS AND WARRANTIES.

         Each party hereby represents and warrants to the other that:

         (a) it has the right and power to enter into this Agreement;

         (b) entering into this Agreement does not violate the terms and conditions of any other agreement providing for cooperative marketing of products of another entity, or any other legal obligations;

         (c) the information which it may disclose to the other party, and the process of disclosure and use of such information in accordance with the provisions of this Agreement, will not violate any trade secret right, trademark, issued United States patent, copyright or other proprietary right of any third party;

         (d) it holds good title or right, free and clear of all liens and encumbrances, to the products and services which it is providing under this Agreement;

         (e) the products and services being provided under this Agreement do not infringe any United States copyright, trademark, issued United States patent, trade secret or other proprietary right of any third party; and 4

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

         (f) EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NEITHER PARTY
MAKES ANY OTHER WARRANTY TO THE OTHER PARTY, EITHER EXPRESS, IMPLIED OR STATUTORY, OR ARISING BY COURSE OF CONDUCT OR PERFORMANCE, CUSTOM OR USAGE IN THE TRADE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.       TERM AND TERMINATION.

         (a) This Agreement shall have an initial term expiring on December 3 1, 1996, with an automatic renewal for one (1) additional year uniess, at least six
(6) weeks prior to the renewal date, either party gives written notice of its intention not to renew this Agreement.

         (b) At least four (4) months prior to any scheduled expiration date, SAP will decide whether to continue or terminate the Agreement applying the following criteria:

                  i. Customer satisfaction with the projects conducted by CCAi, with special regard to the length and cost of the project, the project objectives met by CCAi, and the achievements and professionalism of CCAi employees;

                  ii.      Number and scope of R/3 projects executed;

                  iii.     Thoroughness of employee training;

                  iv. Accomplishment of goals set herein and in the annual business plans; and

                  v.       Level of effective communication with SAP.

         The procedures for such audits and the weights to be assigned each criterion will be provided in writing by SAP to CCAi prior to the first such audit.

         On the basis of this evaluation and subsequent consultations with CCAi, CCAi agrees that SAP, in its sole discretion, may choose to terminate this Agreement six (6) weeks prior to the next scheduled expiration date.

         (c) Notwithstanding the above, either party may terminate this
Agreement:

            (i) In accordance with the provisions of Section 7.(a) and (b) at the end of a term;

            (ii) Upon a determination by SAP that CCAi is offering potential customers of R/3 Products other products that are in competition with the R/3 Products; CCAi expressly waives any claim to damages arising from termination on this ground;

            (iii) Upon thirty (30) days prior written notice in the event of material breach of a material provision of this Agreement by the other party, except that the party in breach shall have the right, during that 30-day period, to cure the claimed breach or default; or

            (iv) Immediately upon prior written notice if there is: (a) a consolidation, merger or reorganization of the other party with or into another corporation or entity; (b) creation of a new majority

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

interest in, or change in majority ownership of, the other party; (c) a sale of all or substantially all of the assets of the other party; or (d) a breach of the confidentiality provisions as specified in Section 10. below.

         (d) Upon any termination of this Agreement:

            (i) each party shall, within ten (10) business days after termination is effective, return to the other party or dispose of as mutually agreed all advertising materials and other properties, including all Proprietary Information, furnished to it by the other party pursuant to this Agreement and so certify in writing;

            (ii) within ten (10) business days after termination is effective, CCAi shall promptly return R/3 Products and related materials and all copies thereof to SAP, or as the case may be, delete all R/3 Products and Proprietary Information from CCAi's hardware, including binary or other resulting files (if any), and erase all R/3 Products and Proprietary Information from any storage media before discarding such, and so certify in writing;

            (iii) CCAi shall not hold itself out as a participant in the R/3 NIP Program; and

            (iv) both parties shall cease acting in a manner that would suggest any continuing relationship between the parties regarding SAP's Software, and shall cease all display and advertising contemplated under this Agreement.

         (e) Termination of this Agreement shall not impact upon any active engagements in process prior to such termination.

         (f) The following provisions of this Agreement shall in all events survive its termination: Section 6. (General Representations and Warranties); 7. (Provisions Applicable to Termination); 8. (Relationship of Parties); 10. (Confidentiality); and 11. (General Provisions).

         (g) Termination of this Agreement shall result in termination of Appendix A, R/3 Software Training and Demonstration License.

8.       RELATIONSHIP OF PARTIES.

         (a) CCAi and SAP are independent contractors acting for their own account, and neither party or its employees are authorized to make any representation otherwise or any commitment on the other party's behalf unless previously authorized by such party in writing. Neither party is responsible to any end user for the quality of services or products provided by the other party. Each party is solely responsible for establishing the prices for its own products.

         (b) Neither party is a distributor or agent for the products or services of the other. Each party's products and services shall be available to a prospective client only through separate agreement between that party and the client. Each party shall independently develop and price its respective products and services offered between such party and a client.

         (c) It is understood and agreed upon by the parties hereto, that during the term of this Agreement, the use of the terms "joint venturer," "co-venturer," "partner," "marketing partner," "partnership" or similar terms to be used to describe the relationship between the parties under this Agreement refer to the spirit of cooperation between CCAi and SAP, and do not describe, or expressly or by implication create, a legal partnership or joint venture, or any responsibility by one party for the actions of the other.


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

9.       INTELLECTUAL PROPERTY RIGHTS.

         (a) The name "R/3 NTP Program" shall be used by the parties only jointly and pursuant to the terms of this Agreement; and upon any termination of this Agreement, neither SAP nor CCAi may use the name in conjunction with the parties' respective corporate names; however, SAP shall have the right to use the name with any other parties who choose to participate in the SAP R/3 NIP Programs.

         (b) Nothing in this Agreement grants to either party the right to use or display any other names, trademarks, trade names, logos or service marks of the other party, except to identify the products and associated services and deliverables of the other party to the extent obligations are undertaken pursuant to this Agreement. Except in the case of correspondence and proposals issued in the ordinary course of business, each party agrees to submit to the other party for written prepublication approval, any materials which may use or display any name, trademark, trade name, logo or service mark of the other party. Notwithstanding the foregoing, nothing contained in this Agreement shall affect either party's rights and obligations to use any trademarks, service marks or proprietary words or symbols of the other party to properly identify the goods or services of such other party to the extent otherwise permitted by applicable law or by written agreement between the parties.

         (c) CCAi herein acknowledges that title to all intellectual property rights, including patent, copyright, trademark, and trade secret rights in R/3 Products, including any modifications, enhancements, versions, releases, or correction levels thereto, program concepts including literal or nonliteral structure, sequence and organization, training materials, literature, and other SAP related materials shall remain exclusively with SAP AG, Walldort, Germany, or SAP as the case may be, and that by virtue of this Agreement, no such rights have been transferred, licensed, granted, assigned or acquired by CCAi from SAP AG or SAP.


10.      CONFIDENTIALITY.

         (a) Each party acknowledges that, during the term of this Agreement, it will receive Proprietary Information from the other party. Neither party shall disclose, provide or otherwise make available to any third party (including any prospective client) any Proprietary Information of the other party and shall utilize such Proprietary Information on an internal organization need-to-know basis only to the extent necessary to effect the provisions and purposes of, and as expressly contemplated under the terms of, this Agreement and for no other purpose.

         (b) Each party agrees that it will protect the Proprietary Information of the other party through the exercise of no less protection and care than it customarily uses in safeguarding its own confidential and proprietary information which it desires to retain in confidence, but always at least a reasonable degree of care. Disclosure of the other party's Proprietary Information to employees shall only be made on a need-to-know basis. Further, each party shall take reasonable steps to advise their employees of the confidential nature of Proprietary Information, to ensure by agreement or otherwise that such employees are prohibited from copying, revealing or using such Proprietary Information except to the extent required to carry out the parties' obligations under this Agreement, and to require that Proprietary Information be kept in a secure location. Each party will promptly notify the other if it believes that Proprietary Information has lost its status as such.

         (c) The foregoing shall not prohibit or limit a party's use of information, including but not limited to ideas, concepts, know how, techniques and methodologies, which: (i) is or become publicly available through no act of failure to act of the receiving party; (ii) rightfully obtained by the receiving party without restriction; (iii) is released by the receiving party in response to lawful legal process and with prior notice to the other party; (iv) is rightfully already known to or is independently developed by the receiving party prior to disclosure.


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

         (d) Notwithstanding the foregoing, each party hereto understands that they may become familiar with each other's services and that CCAi may become familiar with SAP's R/3 Products, specifically its proprietary software. Accordingly, CCAi agrees, with respect to the R/3 Products (including all program concepts therein) SAP's training materials, literature and other SAP related materials, that as the case may be, CCAi shall not copy, translate, disassemble or decompile, nor create or attempt to create by reverse engineering or otherwise the source code from the object code, or to use such items to create derivative works, unless so authorized in advance, in writing, by SAP. All updates, replacements, revisions, enhancements, additions, or conversions to such SAP items specified above shall be subject to the provisions as stated herein.

11.      GENERAL PROVISIONS

         (a) NON-SOLICITATION. During the term of this Agreement and for one (1) year after its termination, SAP and CCAi agree that neither shall directly or indirectly solicit for employment any staff of the other party who have been directly and substantively involved in performance under this Agreement.

         (b) NON-EXCLUSIVITY. Nothing in this Agreement shall limit or restrict either party from entering into or continuing any agreement or other arrangement with any other party, whether similar to this Agreement in nature or scope. Moreover, each party shall remain free to provide products and services to any client or prospective client so long as the terms of this Agreement are not violated.

         (c) NOTICES. All notices required to be given under this Agreement shall be sent by certified mail to:

                    CCA
                    25201 Chagrin Blvd.
                    -------------------------------------
                    Beachwood, OH 44112
                    -------------------------------------

                    Attention: Kenneth L Conley
                              ---------------------------
                               Partner
                              ---------------------------

and to

                    SAP America, Inc
                    Attn: Contracts Department
                    701 Lee Road, Suite 200
                    Wayne, PA 19087

         (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to its choice of law rules. To the extent that the parties are permitted under this Agreement to seek judicial remedies, each party hereby consents to the jurisdiction of the federal and state courts within the Commonwealth of Pennsylvania to resolve any and all such matters.

         (e) MERGER. This Agreement and any Appendices hereto constitute the entire agreement between the parties with respect to the matters set forth herein. All prior agreements, oral or otherwise, between the parties and relating to the subject matter contained herein, are hereby superseded, provided, however, that in the event CCAi executed an Alliance Agreement and related License and Maintenance Agreement for SAP's R/2 Software Systems, such agreement shall continue pursuant to its terms.


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         (f) AMENDMENTS. This Agreement may not be modified except by a writing signed by both parties.

         (g) SEVERABILITY. If any of the provisions of this Agreement are held invalid, such provisions shall be deemed severed and the remaining provisions shall remain in full force and effect.

         (h) NON-ASSIGNMENT. This Agreement may not be assigned or transferred, nor may rights or obligations be delegated, without the prior written agreement of the parties; notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties of this Agreement, as well as their respective permitted successors and assigns.

         (i) WAIVER. Failure of any party to enforce, in any one or more instances, any of the terms or conditions of this Agreement shall not be construed as a waiver of the future performance of any such terms or conditions.

         (j) LIMITATION OF LIABILITY.

            (i) SAP AND ITS LICENSORS SHALL NOT BE LIABLE TO CCAI OR THIRD PARTIES FOR ANY LOSS OF BUSINESS, LOSS OF PROFITS, LOSS OF DATA OR COMPUTER MALFUNCTION, OR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF SAP HAS BEEN APPRISED OF THE POSSIBILITY THEREOF; OR

            (ii) in no event shall the liability of SAP under this Agreement, for any reason whatsoever, whether in contract, tort or statute (including, without limitation, negligence), or otherwise, exceed $1,000,000.00; provided, however, that this limitation shall not apply to claims for personal injury caused by SAP's gross negligence or willful misconduct.

         (k) NO ENDORSEMENT. Execution of this Agreement does not, and shall not be construed to be, an endorsement by either party of the products or services of the other party.

         (l) PRESS RELEASES AND PUBLICITY. Any news release, public announcement, advertisement, or publicity proposed to be released by either party concerning the R/3 NIP Program or any matters arising under this Agreement shall be subject to the approval of the designated representatives of both parties.

         (m) DISPUTE RESOLUTION PROCEDURES.

            (i) Any dispute, disagreement, claim or controversy between the parties arising under or relating to this Agreement or the parties' performance thereunder (the "Disputed Matter") which cannot be resolved by consultations between the senior executives of CCAI and SAP shall be resolved by binding arbitration, according to the then prevailing Commercial Arbitration Rules of the American Arbitration Association, before a panel of three arbitrators. Each party will select one arbitrator, and the third arbitrator will be selected by the party-selected arbitrators. Any such arbitration shall be held in the City of Philadelphia, Pennsylvania. The parties will share the cost of the arbitration equally, subject to any final apportionment by the arbitrators. The arbitrators will apply Pennsylvania law, without reference to its choice of law rules, in resolving the Disputed Matter. The decision of the arbitrators will be final and conclusive on the parties, and each party consents that judgment upon an award rendered by the arbitrators may be entered in any court of competent jurisdiction.

            (ii) Neither party shall institute any action or proceeding against the other in any court concerning any Disputed Matter that is or could be the subject of a claim or proceeding under this Section;

provided, however, that if a party believes in good faith that a temporary or preliminary injunction is necessary to preserve the status quo or otherwise to avoid irreparable harm to such party, such as in the event of a breach of
Section 9. or Section 10., such party shall not be precluded by this Section from seeking such injunctive relief from a court of competent jurisdiction.

            (iii) Pending the resolution of a Disputed Matter, to the extent feasible, both parties shall continue their performance under this Agreement.

         IN WITNESS WHEREOF and intending to be legally bound, the parties have caused this Agreement to be signed by their authorized representatives as of the date shown above.

Conley, Canitano & Assoc, Inc               SAP America, Inc
(CCAi)                                      (SAP)


By: /s/ Kenneth L. Conley                   By: /s/ Allen R. Brault
   ------------------------------              ---------------------------------

Printed                                     Printed
Name:   Kenneth L. Conley                   Name: Allen R. Brault
     ----------------------------                -------------------------------

Title:  Partner                             Title: Director
      ---------------------------                 ------------------------------




                                       10


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                                 Appendix 1 to
          R/3 NATIONAL IMPLEMENTATION PARTNER AGREEMENT ("Agreement")
      SAP AMERICA, INC. ("SAP") - CONLEY, CANITANO & ASSOC., INC. ("CCAi")
                             EFFECTIVE APRIL 2, 1996
                              ISSUED APRIL 2,1996


This Appendix is hereby annexed to and made a part of the Agreement specified above. In each instance in which provisions of this Appendix contradict or are inconsistent with the provisions of the Agreement, the provisions of this Appendix shall prevail and govern, and the contradicted or inconsistent provisions of the Agreement shall be deemed amended accordingly.

Designated Unit(s) to be identified by CCAi to SAP in writing.


          Type/Model No. : DATA General


          Serial No.: CCAi

Designated Site: 25201 Chagrin Blvd.
                 Beachwood, OH 44112

I

1. Software licensed to CCAi pursuant to the above-referenced Agreement consists of the following SAP functional modules which are to be installed on the above referenced Designated Unit(s) at the specified Designated Site. For the prices set forth herein, CCAi is authorized to have fifty
     (50) Named Users to access the Software, as per the terms of the Agreement, at such Designated Site on such Designated Unit(s).


                                                                                                    Quantity
                                                                 Denote "X"                         Licensed

         FI       Financial Accting/Asset Accting                X
                                                                 ----------
         TR-CM    Cash Management                                X
                                                                 ----------
         IM       Investment Management                          X
                                                                 ----------
         CO       Controlling                                    X
                                                                 ----------
         EC       Enterprise Controlling                         X
                                                                 ----------
         PS       Project System                                 X
                                                                 ----------
         MM       Material Management                            X
                                                                 ----------
         PM       Plant Maintenance                              X
                                                                 ----------
         SD       Sales and Distribution                         X
                                                                 ----------
         PP       Production Planning                            X
                                                                 ----------
         DW       ABAP/4 Development Workbench                   X                                       1
                                                                 ----------                         ----------
         BC       Basis Sys W/ ADABASD Database                                 ($270 per user)
                                                                 ----------
         BC       Basis Sys W/ Oracle 7 Runtime Db               X              ($270 per user)
                                                                 ----------
         PA       Personnel Administration and Payroll
                                                                 ----------
         PD       Personnel Planning and Development
                                                                 ----------
         BC/DS    R/3 Data Model in SAP Format                                                                    ($5,000 ea)
                                                                 ----------                         ----------
                  SAP R/3 Analyzer                                                                                ($13,500 per site)
                                                                 ----------                         ----------

2. The License Support Fee for the Software set forth in item 1 above is USD 15,000. The annual license fee will be invoiced April 15, 1996 and is due and payable net thirty (30) days. The Annual License Fee will be invoiced and is due and payable annually thereafter.

3.   Delivery by SAP of the Software is estimated to take place in April, 1996.


4. Delivery of one (1) set of CD-ROM Documentation, in the English language, to the above-specified Designated Site shall be initiated upon execution of this Appendix by the parties hereto. Additional Documentation for the above-specified Designated Site may be ordered by CCAi at SAP's then current prices in effect.

5. Software licensed hereunder currently requires a Third-Party Database, which has been licensed hereunder as a runtime version at a license fee of USD 13,500 ($270 per user). Such runtime version shall be limited to use by CCAi for the purpose of running the Software licensed hereunder, and utilizing SAP tools to modify and/or extend the Software as well as writing in-house developments. Such Modification/Extension rights only apply to Non-Productive Use of the Software. The license fee for the Third-Party Database will be invoiced CCAi and is due and payable CCAi.

     In the event CCAi uses the licensed database other than as specified above, a Full License, including programming tools provided through such third-party supplier can be licensed directly from a third party database supplier, or as mutually agreed upon in writing by CCAi and SAP, the runtime version licensed hereunder can be upgraded at agreed upon fees.

6. The Non-Productive Use copy of the Software licensed hereunder requires a license keycode. The license keycodes will be issued by SAP AG within four
     (4) weeks from the date of installation of the Software on the Designated Unit. The required form to receive the license keycodes from SAP AG must be executed by Licensee and faxed to SAP AG within the four (4) week period following installation of the Software. The applicable form and fax number will be included in each installation kit provided to CCAi upon delivery of the Software. In the event that CCAi subsequently changes Designated Units for Use of the licensed Software must be re-issued license keycodes for each respective copy of the licensed Software. Failure of CCAi to obtain necessary license keycodes for the licensed Software within four (4) weeks of installation of such Software, will cause the Software to have limited User access until such time as the license keycodes are issued.

7. The Software, including all third-party software, is not specifically developed or licensed hereunder for Use in any direct and active operations of any equipment in any nuclear, aviation, mass transit, or medical applications, or in any other inherently dangerous applications. The parties hereto agree that Use of the Software and third-party software for financial application purposes or such other administrative purposes shall not be deemed inherently dangerous applications if such Use does not affect the operations or maintenance of such equipment. SAP, SAP AG, and its licensors shall not be liable for any claims or damages arising from inherently dangerous Use of the Software and/or third-party software licensed hereunder.

8. In the event Licensee is utilizing EDI functionality, Licensee is responsible to license or purchase a required third-party EDI translator/interpreter. Such EDI translator/interpreter shall be license or provided directly form a third party vendor to Licensee.

9. In the event Optional Packages are license by Licensee hereunder, all such Optional Package Software (excluding TR-TM Treasury Management) must be license at a minimum quantity of one (1) per Designated Site. Such quantities of Optional Packages as well as ABAP/4 Workbenches are as specified in item 1. above. The R/3 Analyzer may be used on one (1) or more Personal Computers (PC's) per Designated Site, but may only be stored in the hard disks and PC's which are part of the respective Software installation. One (1) set of data carrier for the RI3 Analyzer will be supplied by SAP. Licensee is not permitted to copy the RI3 Analyzer reference model or use it to create new models. In order to copy the reference model or create new models with the R/3 Analyzer, additional Software must be licensed from a third-party vendor approved by SAP AG.

10. The validity of this Appendix will expire thirty (30) days from its issue date, unless sooner executed by the parties hereto, or extended in writing by SAP.

11. Upon execution of this Appendix, Licensee's and SAP's R/3 National Implementation Partner Agreement ("Prior Agreement") and related Appendix, effective January 13,1995, shall be deemed terminated in their entirety. All Software, Documentation, and Confidential Information for the Software license hereunder, will remain in Licensee's possession and be considered licensed to Licensee pursuant to the terms and conditions as contained herein, and the Agreement to which this Appendix is a part. All Software, Documentation, and Confidential Information provided to Licensee under the Prior Agreement but not licensed hereunder shall be deleted/returned to SAP in accordance with Section 7(d) of the Prior Agreement.


Accepted by                             Accepted by:
SAP America, Inc                        Conley, Canitano & Assoc, Inc
(SAP)                                   (CCAi)


By: /s/ Allen R. Brault                 By: /s/ Kenneth L. Conley
   ---------------------------------       -------------------------------------

Title: Director                         Title: Partner
      ------------------------------          ----------------------------------

Date: 6/24/96                           Date: 5/2/96
     -------------------------------         -----------------------------------

                                 APPENDIX A TO
                 R/3 NATIONAL IMPLEMENTATION PARTNER AGREEMENT
              SAP AMERICA, INC. - CONLEY, CANETANO & ASSOC., INC.

          R/3 SOFTWARE TRAINING AND DEMONSTRATION LICENSE ("LICENSE")

THIS Agreement is effective this 2nd day of April, 1996.

WHEREAS, SAP America, Inc., a Delaware corporation with offices at 701 Lee Road, Suite 200, Wayne, Pennsylvania 19087 ("SAP") owns rights in the United States to certain software for operation and management of businesses;

WHEREAS, Conley, Canitano & Assoc., Inc. ("CCAi"), a Ohio corporation with offices at Signature Square, Suite 390, 25201 Chagrin Boulevard, Beachwood, Ohio 44122 desires a license for trial and demonstration purposes only; and

WHEREAS, SAP desires to grant to CCAi, and CCAi desires to license from SAP, such software upon the terms and conditions hereinafter set forth;

IT IS THEREFORE AGREED AS FOLLOWS:

1.       DEFINITIONS.

1.1. SOFTWARE. Software shall include one 50-Named User package of the software components identified in Appendix "1" hereto or as otherwise mutually agreed upon in writing between SAP and CCAi, in machine readable and/or printed form, furnished to CCAi by or on behalf of SAP and any full or partial copies of any of the foregoing.

1.2. NAMED USERS. Means that number of individuals who by password allocation are authorized to log on to the Software and execute Software transactions. Named Users may also be referred to as "Operational Users".

1.3. DOCUMENTATION. Means SAP's standard documentation, in human- or machine-readable format, in any medium, which is delivered to CCAi under this Agreement, including SAP'S standard manuals, program listings, data models, flow charts, logic diagrams, input and output forms, functional specifications, instructions, and complete or partial copies of the foregoing.

1.4. TERRITORY. Territory shall mean the United States of America.

1.5. DESIGNATED UNIT(S). Designated Unit(s) means each individual computer located at a Designated Site in which the Software and Third-Party Database are installed. Each Designated Unit must be approved by SAP as compatible with the Software and must be identified as specified in Appendices hereto.

1.6. DESIGNATED SITE(S). Designated Site(s) means the location(s) controlled by CCAi and listed in Appendix "1" to this Agreement.

1.7. PROPRIETARY INFORMATION. Proprietary Information means: (i) with respect to SAP, the Software and Documentation and any complete or partial copies thereof, the Program Concepts, SAP licensors' Third-Party Database, any other third-party software licensed with or as part of the Software, benchmark results, and any other information identified or reasonably identifiable as confidential and proprietary information of SAP, SAP AG, or their licensors ("SAP PROPRIETARY INFORMATION"); and (ii) with respect to CCAi, information identified or reasonably identifiable as the confidential and proprietary information of CCAi ("CCAi PROPRIETARY INFORMATION"), PROVIDED that, any part of the SAP or CCAi Proprietary Information which: (a) is or becomes publicly available through no act or failure of the other party; or (b) was or is rightfully acquired by the other party from a source other than the disclosing party prior to receipt from the disclosing party; or (C) becomes independently available to the other party as a matter of right, shall be excluded.

1.8. PROGRAM CONCEPTS. Program Concepts are the techniques and ideas embodied and expressed in the Software, including the structure, sequence, and organization of the Software.

1.9. MODIFICATION. A Modification is a change in the Software in which there is a change in the source code.

1.10. EXTENSION. An Extension is an addition to the Software which does not require a Modification of the Software.

1.11. NON-PRODUCTIVE USE. Non-productive Use is the use of the Software for demonstration or testing purposes.

1.12. PRODUCTIVE USE. Productive Use means the use of the Software in the operation of CCAi's business.

1.13 THIRD-PARTY DATABASE. Third -Party Database means a third-party proprietary database described in Section 2.6.

2.       LICENSE GRANT.

2.1. SCOPE OF LICENSE. Subject to the terms and conditions and the accuracy of CCAI's representations hereinafter set forth, SAP grants to CCAi a non-exclusive, non-transferable license to the Software, Documentation and Third Party Database specified in Appendix "1'. hereto or portions thereof within the Territory solely for non-productive testing, training and demonstration purposes as contemplated by this Agreement. No additional copies of the Software or any part thereof may be made by CCAi without the express written consent of SAP.

2.2. RESTRICTIONS ON USE. CCAi agrees to use the Software, Documentation and Third Party Database or other SAP Proprietary Information provided hereunder solely for testing, trial and demonstration purposes in furtherance of this Agreement. CCAi will not use the Software, Documentation, Third Party Database or other SAP Proprietary Information in connection with running its own business or the business of any firm, person or organization. Subject to the provisions of this Section 2.2, CCAi shall use the Software exclusively on the Designated Unit(s) identified in Appendices hereto.

2.3. SOURCE CODE. In the event source code is provided to CCAi hereunder, SAP, in its sole discretion, reserves the right to delete, or to require the deletion of, such source code and all copies thereof from CCAi's Designated Unit(s) and the return of all source code on non-magnetic media. Source code shall not be shown to any person not an employee of CCAi.

2.4. TRANSFER OF SOFTWARE. CCAi may transfer the Software and Third-Party Database from one Designated Unit to another at a licensed Designated Site upon prior written notice to SAP. The Software and Third-Party Database must be promptly deleted in their entirety from the Designated Unit no longer in use and from each archival and back-up copy for that Designated Unit.

2.5. AUDIT. Dunng normal business hours and at any time during which the Software, Documentation, Third-Party Database, and other SAP Proprietary Information are being utilized, SAP or its authorized representative or licensors, shall have the right, upon reasonable advance notice, to audit and inspect CCAi's utilization of such items, in order to verify compliance with the terms of this Agreement.

2.6. RUNTIME LICENSE FOR APPLICATION DATABASE. The Software requires a Third-Party Database which may be licensed as an SAP R/3 component (the "RUNTIME LICENSE") or directly as a full license ("FULL LICENSE") from a third-party database licensor approved by SAP. CCAi shall certify in an Appendix to this Agreement either that it will use and maintain the Runtime License from SAP or that it has obtained and will maintain a Full License from such a licensor. This Agreement shall terminate automatically if; for any reason: (i) Licensee fails to obtain or maintain a Runtime License or Full License; or (ii) Licensee's Runtime License or Full License terminates prior to the termination of this Agreement. SAP makes no representations or warranties as to the Third-Party Database or its operation.

3.       DELIVERY.

3.1. DELIVERED COPY. One copy of the Software shall be delivered in machine readable format and one (1) copy of the Documentation in CD ROM format.

3.2. INSTALLATION. CCAi shall be responsible for installation of the Software. At CCAi request, and on terms to be agreed upon, SAP will install the Software. It is CCAi responsibility, in coordination with SAP, to configure and install required disk storage systems and network software prior to installation.

4.       PRICE AND PAYMENT.

4.1. LICENSE FEE. The License fee for the Software licensed hereunder shall be as set forth in the applicable Appendix. Additional copies may be delivered upon written agreement by CCAi and SAP and will be provided at SAP's then current prices in effect.

4.2. ADDITIONAL FEES. Any fees and charges set forth in this Agreement, in any Appendices to this Agreement, and in SAP's current List of Prices do not include federal, state, or local sales, use, excise, or other taxes now or hereafter levied. Any taxes or amounts in lieu thereof paid or payable by SAP in respect of any such taxes on such fees or charges (excepting only taxes on net income) shall be added to CCAi's obligations as an additional fee which shall be due within thirty (30) days after SAP's invoice to CCAi

5.       TERM AND TERMINATION.

5.1. TERM OF LICENSE. This Agreement shall have an initial term expiring December 31, 1996, and shall thereafter be automatically renewed for successive one year terms, unless at least six weeks prior to the expiration of-the current renewal term, either party gives written notice of its intention not to renew this Agreement or unless this Agreement is otherwise terminated upon termination of the R/3 National Implementation Partner Agreement between the parties dated as of even date hereof; provided, however, that in the event of a material breach of this Agreement by CCAi which has not been cured within ten (10) days of written notice of such breach, or upon any attempt by CCAi to assign, delegate, sublicense or otherwise transfer this Agreement in violation hereof, this Agreement will terminate at the end of such ten (10) day cure period.

5.2.     EFFECT OF TERMINATION. Upon termination of this Agreement:

         (i) the provisions of Sections 6, 8.4, 9, 11 and 12.6 shall survive the termination;

         (ii) CCAi's rights under Section 2 (License Grant) shall immediately cease; and

         (iii) CCAi shall perform its obligations under Section 6.3.

Each party's right to terminate as expressed in this Agreement shall be in addition to any other rights provided by law.

6.       PROPRIETARY RIGHTS.

6.1. SAP PROPRIETARY INFORMATION.

         (a) CCAi acknowledges and shall cause its authorized Affiliates to acknowledge that ownership of and title in and to all intellectual property rights, including patent, trademark, service mark, copyright, and trade secret rights, in the SAP Proprietary Information are and shall remain in SAP and SAP AG and their respective licensors. CCAi acquires only the right to use the SAP Proprietary Information under the terms and conditions of this Agreement and does not acquire any ownership rights or title in or to the SAP Proprietary Information and that of their respective licensors.

         (b) CCAi shall not copy, translate, disassemble, or decompile, nor create or attempt to create, by reverse engineering or otherwise, the source code from the object code of the Software licensed hereunder or use it to create a derivative work, unless authorized in writing by SAP. In the event source code is provided to CCAi, SAP, in its sole discretion, reserves the right to delete, or to require the deletion of, such source code and all copies thereof from CCAi's Designated Unit(s), application server(s), computer terminals or workstations, and data files whenever a future release, version, or correction level provides for like functionality in an object code format. Other than as specified herein, any tools licensed with or included in the Software may not be copied, in whole or in part, without the express written consent of SAP.

         (c) CCAi shall not remove any proprietary, copyright, trademark, or service mark legend from the Software, Documentation, Third-Party Database, or SAP Proprietary Information.

         (d) CCAi shall maintain a log of the number and location of all originals and copies of the Software. The inclusion of a copyright notice on any portion of the Software or Documentation shall not cause or be construed to cause it to be a published work.

6.2. PROTECTION OF PROPRIETARY INFORMATION. In order to protect the rights of SAP and its licensors, and CCAi in their respective Proprietary Information, SAP and CCAi agree as follows:

         (a) Neither party shall, without the other party's prior written consent, disclose, provide, or make available any of the Proprietary Information of the other party in any form to any person, except to bona fide employees, officers, directors, or consultants of such party whose access is necessary to enable such party to exercise its rights hereunder. Each party agrees that prior to disclosing any Proprietary Information of the other party to any consultant, it will obtain from that consultant a written acknowledgment that such consultant will be bound by the same terms as specified in this Section 6 with respect to the Proprietary Information.

         (b) CCAi and SAP acknowledge that any disclosure to third parties of Proprietary Information may cause immediate and irreparable harm to the owner of the disclosed Proprietary Information; therefore, each party agrees to take all reasonable steps and the same protective precautions to protect the Proprietary Information from disclosure to third parties as with its own proprietary and confidential information.

6.3. DUTIES UPON TERMINATION. Upon any termination hereunder, CCAi shall immediately cease use of the Software, Documentation, Third-Party Database, and other SAP Proprietary Information, and shall irretrievably delete and/or remove such items from all Designated Units, application servers, computer terminals, workstations, data files, and Designated Sites. Within thirty days after any termination, each party shall deliver to the other party(adequately packaged and insured for safe delivery) or, at the other party's request, destroy all copies of the other party's Proprietary Information in every form. CCAi further agrees to erase the Software, Documentation, Third-Party Database, and other provided SAP Proprietary Information from any storage media. CCAi agrees an officer of CCAi's organization, with the express authority to make such representation, shall certify in writing to SAP that it has performed the foregoing.

6.4. MODIFICATIONS AND EXTENSIONS. CCAi may not modify or write extensions to the Software without the prior written authorization of SAP. CCAi expressly agrees that any Modifications and Extensions of the Software developed by SAP, CCAi, their employees, agents or consultants shall become part of the Software and will be the property of SAP AG and that CCAi will not grant, either expressly or by implication, any rights, title, interest or licenses to the Modifications or Extensions to any third party. CCAi shall provide complete source code for all Modifications and Extensions to SAP. CCAi agrees that it will not modify any provided Third Party Software hereunder unless expressly authorized in writing by such Third Party Vendor.


6.5. OTHER DUTIES. CCAi shall be exclusively responsible for the supervision, management and control of its use of the Software.

7.       SUPPORT SERVICES.

7.1. At CCAi's request, and on terms to be agreed upon separately, SAP may agree to provide pre-installation support, installation support training and consulting services for the Software.

8.       WARRANTY.

8.1. SOFTWARE. SAP warrants that the Software, when delivered, will be in good working order and will substantially conform to the specifications contained in the Documentation for six (6) months following delivery (The "Warranty Period") when in use without material alteration, on the Designated Unit(s), in accordance with the functional specifications set forth in the Documentation. SAP's warranty is subject to CCAi providing SAP necessary access, including remote access to the Software.

8.2. SOFTWARE COMPONENTS. Should any component of the Software fail to conform substantially to the Software specifications during the warranty period SAP's sole obligation shall be to correct the defect by bringing the performance of the Software into substantial compliance with the specifications or replace the component.

8.3. CCAi'S DEFECT REPORTS. CCAi must specifically identify to SAP the nature of the perceived Software defect which causes the Software not to conform substantially to the functional specifications and specifically describe the conditions under which the perceived defect occurs. On SAP's request, CCAi shall deliver such information in written form. CCAi shall provide SAP with sufficient test time and support on CCAi's Designated Unit(s) to duplicate the problem, to verify that the problem is with the Software, and to confirm that the problem has been corrected.

8.4. DISCLAIMER. SAP DISCLAIMS ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.       LIMITATION OF LIABILITY.

9.1 CCAi'S REMEDIES. Subject to the limited warranty set forth in Section 8, CCAi's sole and exclusive remedies for any damages or loss in any way connected with the Software or services furnished by SAP and its licensors, whether due to SAP's negligence or breach of any other duty, shall be, at SAP's option: (i) replacement of the Software or performance of services; or (ii) return or credit of an appropriate portion of any payment made or to be made by CCAi with respect to the applicable portion of the Software or services. The foregoing limitation of liability does not apply to personal injury or death caused solely by the gross negligence or willful misconduct of SAP. With respect to damage to tangible property, SAP and its licensors will not be responsible in any amount in excess of the amount by which such damage is paid by SAP's liability insurance.

9.2 SAP NOT RESPONSIBLE. SAP will not be responsible under this Agreement for:
(i) the modification or improvement of the Software to fit the particular requirements of CCAi; or (ii) the correction of any program errors resulting from Modifications or Extensions; or (iii) the correction of any program errors as a result of misuse of the Software by CCAi. Under no condition will SAP be responsible under this Agreement for preparation or conversion of data into the form required for use with the Software.

9.3 EXCLUSION OF DAMAGES. ANYTHING TO THE CONTRARY HEREIN NOTWITHSTANDING, UNDER NO CIRCUMSTANCES SHALL SAP AND ITS LICENSORS BE LIABLE TO CCAi OR ANY OTHER PERSON OR ENTITY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES, LOSS OF GOOD WILL OR BUSINESS PROFITS, WORK STOPPAGE, DATA LOSS, COMPUTER FAILURE OR MALFUNCTION, ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSS, OR EXEMPLARY OR PUNITIVE DAMAGES.

9.4 SEVERABILITY OF ACTIONS. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES, OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER PROVISION AND TO BE ENFORCED AS SUCH.

10. NON-ASSIGNMENT.

10.1. CCAi may not assign, delegate, sublicense, pledge, or otherwise transfer this Agreement, or any of its rights or obligations under this Agreement, to any party.

10.2. SAP may assign this Agreement to SAP AG or to an entity designated by SAP AG.

11.      EXPORT CONTROL NOTICE

Regardless of any disclosure made by CCAi to SAP of an ultimate destination of the Software, Documentation, Third-Party Database, and other provided SAP Proprietary Information, CCAi acknowledges that SAP's Software, Documentation, Proprietary Information, and the Third-Party Database are being released or transferred to CCAi in the United States and are therefore subject to the U.S. export control laws. CCAi acknowledges its exclusive obligation to ensure that its exports from the United States are in compliance with the U.S. export control laws. CCAi shall also be responsible for complying with all applicable governmental regulations of any foreign countries with respect to the use of the Proprietary Information by its Affiliates outside of the United States. CCAi shall defend, indemnify, and hold SAP and SAP AG and its licensors harmless from and against any and all claims, judgments, awards, and costs (including reasonable attorneys fees) arising out of CCAi's noncompliance with applicable U.S. or foreign law with respect to the use or transfer of the Proprietary Information outside the United States by CCAI.

12.      OTHER PROVISIONS.

12.1. CCAi acknowledges that remedies at law may be inadequate to provide SAP with full compensation in the event of any material breach of this Agreement by CCAi, and that SAP shall therefore be entitled to injunctive relief in the event of any material breach.

12.2. This Agreement and all Appendices hereto constitute the complete and exclusive statement of the agreement between SAP and CCAi, and all previous representations are merged in this Agreement. This Agreement may be modified only by a writing signed by both parties. This Agreement prevails over any additional, conflicting, or inconsistent terms and conditions appearing on any purchase order submitted by CCAi

12.3. It is the intent of the parties that in case any one or more of the provisions contained in this Agreement shall be held to be invalid or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. In case any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by limiting and reducing it in accordance with a judgment of a court of competent jurisdiction, so as to be enforceable to the extent compatible with applicable law.

12.4. If either party should waive any breach of any provisions of this Agreement, it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provisions hereof.

12.5. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

12.6. This Agreement shall be governed by and construed under Pennsylvania law. CCAi consents to the jurisdiction of any federal or state court sitting in Delaware County, Pennsylvania for all claims, suits, or actions arising under this Agreement or in connection with CCAi's use of or possession of the Software.

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto agree to the foregoing Agreement as of the date first above written.

SAP America, Inc.                       Conley, Canitano & Assoc., Inc.
(SAP)                                   (CCAi)

By: /s/ Allen R. Brault                 By: Kenneth L. Conley
   ----------------------------            -------------------------------

Title: Director                         Title: Partner
      -------------------------               ----------------------------

Date: 6/24/96                           Date: 5/2/96
     --------------------------              -----------------------------
/s/ ??????????

                             ASAP PARTNER ADDENDUM
                                       TO
        R/3 NATIONAL IMPLEMENTATION PARTNER AGREEMENT ("NIP AGREEMENT")
                                    BETWEEN
    SAP AMERICA, INC. ("SAP") - CONLEY, CANITANO & AssOC., INC. ("PARTNER")
                             EFFECTIvE JULY 1, 1997


A. WHEREAS, Partner desires to utilize SAP's rapid R/3 implementation methodology and to become an AcceleratedSAP Partner ("ASAP Partner") by meeting the performance criteria established by SAP.

B, WHEREAS, SAP desires to offer the opportunity to Partner to achieve such status, subject to the terms below.

C. NOW THEREFORE, SAP and Partner agree as follows:

     1. SAP hereby grants Partner the right to identify itself publicly as an ASAP Partner for so long as the NIP Agreement is in effect and Partner complies with SAP's then-current criteria for participation in its AcceleratedSAP Partner Program.

     2. SAP's current criteria for participation in the AcceleratedSAP Partner Program are as follows:

         (a) 70% of consultants that comprise Partner's SAP Practice must be AcceleratedSAP certified by attending SAP's 3-day course (current release) within the timeframe (6 months) established in the business plan.

         (b) All Partner consultants assigned to an accelerated project must be AcceleratedSAP certified.

         (c) All Partner project managers must be certified through SAP's Project Manager course within three (3) months after SAP's first public offering of such course.

         (d) Partner must utilize 100% of the AcceleratedSAP methodology as identified from time to time by SAP.

         (e) Any AcceleratedSAP Project will include quality assurance monitoring by an SAP Project Executive.

         (f) Partner must adhere to SAP's status reporting criteria established by SAP on all ASAP projects.

     3. Any AcceleratedSAP materials, including the ASAP CD, made available to Partner pursuant to this Addendum shall be considered SAP Confidential and/or Proprietary Information as defined in the NIP Agreement.

     4. Upon compliance with the terms of this Addendum, Partner shall be authorized to represent itself as an authorized ASAP Partner and to display the ASAP Partner logo. Partner's failure to comply with the terms of the Addendum shall result in termination of the Addendum, unless such failure is cured to SAP's reasonable satisfaction within thirty (30) days of written notice of such failure.

     5. The term of this Addendum shall be coterminus with that of the NIP Agreement, unless earlier terminated pursuant to the provisions of Section 4 of this Addendum.

     6. Except as specifically modified herein, all terms and conditions of the NIP Agreement shall be applicable to this Appendix and the subject matter hereof.


By: /s/ Nicholas A. Canitano            By: /s/ Cheryl C. Groonel
   -----------------------------            -----------------------------

Title: President CCAi                   Title: Director
      --------------------------              ---------------------------

Date: 7/16/97                           Date: 7/30/97
     ---------------------------             ----------------------------